Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN,
President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX:217.351.6651

Main Street Trust Announces First Quarter 2007 Earnings

CHAMPAIGN, Ill., April 24, 2007/PRNewswire — Main Street Trust, Inc. (OTCBB:MSTI), reported consolidated net income for the quarter ended March 31, 2007 of $4.774 million compared to $4.690 million for the same period in 2006, an increase of 1.8%. Consolidated net income per diluted share for the quarter ended March 31, 2007 totaled $0.47, compared to $0.46 per diluted share for the same period in 2006, a 2.2% increase.

Van A. Dukeman, President and CEO stated that, “Main Street’s earnings performance this quarter was enhanced by strong loan growth in our commercial portfolio, including commercial real estate, which topped $811 million for the first time in history. Total loan interest income increased 7.2% compared to the first quarter of 2006.  Additional performance highlights this quarter included our Wealth Management Division, which recorded quarterly revenues in excess of $2 million, an increase of 12.7% compared to the same period in 2006.  Our retail payment processing subsidiary, FirsTech, also posted another strong quarter of earnings as it gears up to expand into the St. Louis area in April.”

Dukeman further stated that, “These results continue to demonstrate our focus on execution during a period of transition in our company following the announcement of a “merger of equals” transaction with First Busey Corporation on September 21, 2006. Subject to regulatory approval, we continue to anticipate closing in the second quarter of 2007. A major step forward in the approval process was taken this quarter when shareholders of both Main Street Trust, Inc. and First Busey Corporation approved the transaction.”

Cash Dividend Paid

The Company distributed a $0.25 per share cash dividend on April 20, 2007, payable to shareholders of record on April 1, 2007.  This is the second quarterly cash dividend paid in 2007, bringing total dividends paid to-date to $0.50 per share, an 8.70% increase over the $0.46 per share for the same period in 2006.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.5 billion in assets as of March 31, 2007, providing financial services at 23 locations in Downstate Illinois. Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois. In addition, Main Street Wealth Management has $2.3 billion of financial assets under management for individuals and institutions. Main Street Trust, Inc. also owns a retail payment processing subsidiary — FirsTech, Inc., which processes over 25 million items per year.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	March 31, 2007	December 31, 2006	March 31, 2006
ASSETS
Cash and cash equivalents	$48,830	$61,385	$53,353
Investments in debt and equity securities	396,442	402,695	477,745
Mortgage loans held for sale	1,690	1,116	1,696
Loans, net of allowance for loan losses	995,353	987,485	961,564
Premises and equipment	23,655	22,447	22,841
Goodwill	20,736	20,736	20,736
Core deposit intangibles	3,481	3,698	4,351
Accrued interest receivable	11,674	9,663	10,915
Other assets	27,178	27,376	28,168
Total assets	$1,529,039	$1,536,601	$1,581,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,242,775	$1,233,487	$1,252,725
Federal funds purchased and repurchase agreements	95,056	108,323	115,346
Federal Home Loan Bank advances and other borrowings	18,023	24,477	47,766
Accrued interest payable	4,849	5,187	4,510
Other liabilities	14,829	14,772	15,913
Total liabilities	$1,375,532	$1,386,246	$1,436,260
Total shareholders’ equity	153,507	150,355	145,109
Total liabilities and shareholders’ equity	$1,529,039	$1,536,601	$1,581,369

Consolidated Statements of Income
(Unaudited, in thousands)	Three Months Ended:
	March 31, 2007	December 31, 2006	March 31, 2006
Interest Income:
Loans and fees on loans	$18,004	$18,300	$16,795
Investments in debt and equity securities
Taxable	4,362	4,421	4,106
Tax-exempt	241	277	330
Federal funds sold and interest bearing deposits	248	362	297
Total interest income	22,855	23,360	21,528

Interest expense:
Deposits	9,262	9,166	7,418
Federal funds purchased and repurchase agreements	1,293	1,467	1,151
Federal Home Loan Bank advances and other borrowings	287	380	681
Total interest expense	10,842	11,013	9,250

Net interest income	12,013	12,347	12,278

Provision for loan losses	600	450	450

Net interest income after provision for loan losses	11,413	11,897	11,828

Non-interest income:
Remittance processing	2,279	1,940	1,765
Trust and brokerage fees	2,158	2,291	1,915
Service charges on deposit accounts	564	658	685
Securities transactions, net	(231)	177	267
Gain on sales of mortgage loans, net	102	154	126
Other	771	851	761
Total non-interest income	5,643	6,071	5,519

Non-interest expense:
Salaries and employee benefits	5,995	5,879	5,921
Occupancy	794	727	792
Equipment	681	651	615
Data processing	909	892	738
Office supplies	301	356	296
Amortization expense - core deposit intangibles	218	217	218
Service charges from correspondent banks	78	70	64
Other	1,366	1,387	1,401
Total non-interest expense	10,342	10,179	10,045

Income before income taxes	6,714	7,789	7,302

Income taxes	1,940	2,720	2,612
Net income	$4,774	$5,069	$4,690

SELECTED FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006

EARNINGS & PER SHARE DATA
Basic earnings per share	$0.48	$0.51	$0.46
Weighted average shares of common stock outstanding	10,029,580	10,033,891	10,141,775
Diluted earnings per share	$0.47	$0.50	$0.46
Weighted average shares of common stock and dilutive
potential common shares outstanding	10,191,282	10,204,738	10,264,692
Market price per share at period end[1]	$33.00	$35.25	$30.75
Price to book ratio[1]	215.83%	235.00%	214.73%
Price to earnings ratio[1,2]	17.19	18.46	16.53
Cash dividends paid per share	0.25	0.23	0.23
Cash dividends declared per share	0.25	0.25	0.23
Book value per share	$15.29	$15.00	$14.32
Tangible book value per share[3]	$13.02	$12.71	$12.02
Ending number of common shares outstanding	10,039,138	10,022,369	10,132,875

AVERAGE BALANCES
Assets	$1,539,134	$1,545,864	$1,595,112
Investment securities	406,395	413,929	469,692
Gross loans[4]	1,004,700	999,972	990,736
Earning assets	1,408,517	1,420,052	1,466,802
Deposits	1,241,315	1,233,281	1,249,953
Interest bearing liabilities	1,147,365	1,164,188	1,208,799
Common shareholders’ equity	151,964	149,496	144,877

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,144	$12,497	$12,461
Gross loans[4]	1,010,774	1,003,038	976,859
Allowance for loan losses	13,731	14,437	13,599
Total assets under management	2,297,029	2,345,203	2,185,360

PERFORMANCE RATIOS
Return on average assets[5]	1.26%	1.30%	1.19%
Return on average equity[5]	12.74%	13.45%	13.13%
Net yield on average earning assets[5,6]	3.50%	3.49%	3.45%
Interest spread[5,6]	2.79%	2.82%	2.90%
Net overhead efficiency ratio[6,7]	57.40%	55.35%	56.71%
Non-interest revenues as a % of total revenues[7,8]	32.84%	32.31%	29.96%
Allowance for loan losses to loans	1.36%	1.44%	1.39%
Allowance as a percentage of non-performing loans	161.37%	175.78%	176.08%
Average loan to deposit ratio	80.94%	81.08%	79.26%
Dividend payout ratio[2]	50.00%	49.21%	48.39%

ASSET QUALITY
Net charge-offs	$1,306	$246	$323
Non-performing loans	8,509	8,213	7,723
Other non-performing assets	99	177	804

(1) Closing price at end of period	(5) Annualized
(2) Last 12-months earnings	(6) On a fully tax-equivalized basis
(3) Net of goodwill and core-deposit intangibles	(7) Does not include securities gains/losses
(4) Loans include mortgage loans held for sale and nonaccrual loans	(8) Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions, including the merger with First Busey Corporation; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.